SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2000




                            USFREIGHTWAYS CORPORATION

      Delaware                     0-19791                 36-3790696

(State of Incorporation)        (Commission               (IRS Employer

                                 File Number)           Identification No.)



9700 Higgins Road, Rosemont, Illinois                           60018
-------------------------------------                           -----
(Address of principal executive offices)                      (Zip Code)


                          Registrant's telephone number

                       including area code: (847) 696-0200

                                 Not applicable

          (Former name of former address, if changed since the last report)







  The Exhibit Index is located on Page 2.  This Report contains 4 pages.


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Item 5.  Other Events.

                  On February 8, 2000, USFreightways Corporation (USF) and Transport Corporation of America, Inc. (Transport) announced that by mutual agreement of the boards of directors of their respective companies the Agreement and Plan of Merger dated January 17, 2000 between USF and Transport to acquire Transport has been terminated.

Item 7.  Exhibits.

                  Exhibit 99 News Release, dated February 8, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            USFREIGHTWAYS CORPORATION

                           By: /s/Christopher L. Ellis

                                  Christopher L. Ellis
                                  Senior Vice President, Finance and
                                  Chief Financial Officer

Date:  February 9, 2000

                                 EXHIBIT 99

                                 News Release

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                          FOR FURTHER INFORMATION CONTACT:
Tuesday, February 8, 2000                           CHRIS ELLIS  847.692.0205


        USFreightways Corporation And Transport Corporation Of America, Inc.

                       Agree To Terminate Merger Agreement

Rosemont, IL and Eagan, MN... J. Campbell Carruth, Chairman and Chief Executive Officer of USFreightways Corporation ("USF") and William Slattery, Chairman of Transport Corporation of America, Inc. ("Transport") announced today that by mutual agreement of the boards of directors of their respective companies the agreement and Plan of Merger dated January 17, 2000 between USF and Transport has been terminated.

USF (NASDAQ: USFC) provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.

Transport, based in the Minneapolis-St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport Canada operates over 1,250 company tractors, 820 independent contractor tractors and over 6,500 trailers. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology, strategically located service centers to support regional and dedicated operations, and information technology.